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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                DATE OF REPORT
                      (DATE OF EARLIEST EVENT REPORTED)

                              DECEMBER 30, 1997

                         HCC INSURANCE HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      STATE OR OTHER              COMMISSION              IRS EMPLOYER
       JURISDICTION              FILE NUMBER:            IDENTIFICATION
    OF INCORPORATION:                                        NUMBER:

        DELAWARE                   0-20766               NO. 76-0336636

                           13403 NORTHWEST FREEWAY
                          HOUSTON, TEXAS  77040-6094
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        REGISTRANT'S TELEPHONE NUMBER,
                     INCLUDING AREA CODE - (713) 690-7300

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ITEM 5.  OTHER EVENTS.

     Effective as of December 30, 1997, HCC Insurance Holdings, Inc. ("HCCH") executed a $120,000,000 revolving credit facility (the "Facility") with Wells Fargo Bank (Texas), National Association as agent and lender and NationsBank of Texas, N.A. as documentation agent and lender. Borrowings under the Facility may be made from time-to-time by HCCH for general corporate purposes until the expiration of the Facility on December 30, 1999. Outstanding loans under the Facility bear interest at HCCH's option at rates related to current LIBOR or the announced prime rate of Wells Fargo. The loan is secured in part by the pledge of the stock of Avemco Insurance Company and Houston Casualty Company, two of HCCH's subsidiaries. HCCH has made standard affirmative and negative covenants consistent with facilities of this type. The initial funding from this Facility will be used, among other things, to refinance existing outstanding loans with Wells Fargo and NationsBank of Texas, N.A.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     10.1 Loan Agreement ($120,000,000 Revolving Loan Facility) dated as of December 30, 1997 among HCC Insurance Holdings, Inc. as Borrower, Wells Fargo Bank (Texas), National Association, as Agent and as a Lender, NationsBank of Texas, N.A. as Documentation Agent and as a Lender, and the Other Lenders Now or Hereafter Parties Hereto.


                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HCC INSURANCE HOLDINGS, INC.

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                                        (Registrant)


                                        /s/ Frank J. Bramanti
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                                        Frank J. Bramanti
Dated:  January 8, 1998                 Executive Vice President